Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161746 and 333-169172) and S-3 (No. 333-168621) of Avago Technologies Limited of our report dated December 15, 2010, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Avago Technologies Limited, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
December 15, 2010